Conference Call July 28, 2015 DuPont Second Quarter 2015 Earnings

1 Regulation G The attached charts include company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non- strategic assets or businesses, including timely realization of the expected benefits from the separation of Performance Chemicals. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

2Q 2015 Financial Highlights* $ in millions, except EPS 2 2Q15 vs. 2Q14 EPS Operating earnings** $1.18 1% GAAP earnings $1.03 (10%) Segment Operating Earnings** $1,586 (10%) 2Q15 vs. 2Q14 Consolidated Net Sales $8,595 (11%) Currency Impact (5%) Portfolio (2%) Local Price & Product Mix (2%) Volume (2%) * Note that 2Q 2015 includes results for Performance Chemicals ** See appendix for reconciliations of Non-GAAP Measures

2Q 2015 Operating EPS* Variance 3 * See appendix for details of significant items and reconciliation of Non-GAAP Measures  Net exchange gains/losses and a lower tax rate positively impacted operating EPS in total by $0.14 per share, of which $0.09 per share is attributable to prior periods.  EGL benefit relates to timing of settlement of foreign exchange contracts  Tax benefit relates to the release of a valuation allowance  Lower shares and corporate expense and interest contributed $0.02 and $0.01 per share, respectively, to operating earnings  Segment results, including a $0.17 per share impact from currency, were down due to continued challenging TiO2 and agriculture markets Key Factors $1.17 $0.12 $0.02 $0.00 $0.02 $0.01 $1.18 2Q14 EGL Tax Rate Lower Shares Corp Exp & Int Segment Results 2Q15 ($0.16) ($0.17) Currency Operating EPS* Operating EPS*

Collaboration Speeds Innovation 2013 Highlights Global Sales – Regional Highlights 4 U.S. & Canada 49% Developing EMEA 6% Developed EMEA 14% Developing Asia 14% Developed Asia 8% Latin America 9% 2Q 2015 Sales by Region 2Q 2014 Sales by Region U.S. & Canada 47% Developing EMEA 6% Developed EMEA 16% Developing Asia 13% Developed Asia 9% Latin America 9%  Shifts mainly reflect the impact of currency movements particularly the EURO versus the U.S. Dollar

2Q 2015 Segment Operating Earnings* Variance ($ in millions)



$25
$8
$4
($2)
($9)
($14)
($58)
($138)
$1,770
Segment Operating Earnings*
$1,586
Segment Operating Earnings*
2Q14
Other
Perf Mat
E&C
N&H
IB
S&P
Ag
Perf Chem
2Q15

Key Factors

- Performance Materials results driven by improved product mix, productivity and increased sales of ethylene, partially offset by currency and portfolio changes
- Electronics & Communications earnings driven by demand for Tedlar® film and consumer electronics paired with strong productivity gains, partially offset by competitive pressures on Solamet® paste and currency
- Other reflects lower expenses associated with discontinued businesses
- Improved productivity and pricing gains in Agriculture more than offset by the negative impact of currency and decreased volumes due to reduced soybean sales, lower crop protection volumes and reductions in global corn planted area
- Performance Chemicals results negatively impacted by lower TiO_2 price and currency

* See appendix for details of significant items and reconciliation of Non-GAAP Measures

5

Balance Sheet and Cash June 30, 2015 6 Free Cash Flow • Slightly higher outflow than prior year • Reflects expected seasonal working capital outflows Balance Sheet • $7.4B net debt** • Increase from year end due to normal seasonal working capital build Expected Uses of Cash for Remainder 2015 • $2.0 billion share repurchase • Capex spend est. $1.5B FY 2015, excluding Performance Chemicals • Continued growth investments in line with strategy -4.0 -3.0 -2.0 -1.0 0.0 YTD 14 YTD 15 $ B il li o n s 0 4 8 12 16 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash provided by operating activities of ($2,045MM) and ($2,071MM) less purchases of plant, property and equipment of $938MM and $781MM for the six- months ended June 30, 2015 and 2014, respectively. ** See appendix for reconciliation of Non-GAAP measures.

2013 Highlights Other Highlights 7 • Redesign initiative on track, contributed $0.10 per share to operating earnings in the quarter; on track to deliver ~$0.40 per share in incremental savings for full year 2015 • DuPont declares third quarter 2015 dividend of $0.38 per share • Chemours separation completed July 1st • The Board of Directors authorized the use of the distribution proceeds to repurchase shares as follows: $2B to be purchased and retired by December 31, 2015 with the remainder to be purchased and retired by December 31, 2016. The company expects to use an accelerated stock repurchase plan in connection with the $2B buyback by year-end 2015.

Full Year 2015 Expectations and Outlook – Updated for Completion of Spin of Chemours 8 • Net sales down mid-to-high-single digits versus prior year due to impact of currency, portfolio changes and challenging Agriculture environment • Operating EPS* earnings about $3.10 per share • Excludes $0.80 per share in previously anticipated full year Performance Chemicals earnings • Includes currency headwind of ~$0.60 per share, excluding Performance Chemicals • Base tax rate 22% • Increase versus prior year due to expected geographic mix of earnings and absence of US R&D credit • Capital Expenditures ~$1.5B, excluding Performance Chemicals • Items excluded from Operating Earnings*: • Non-operating pension expense ~$0.28 per share; increase from 2014 due to discount rates • Transaction costs for Performance Chemical separation ~$0.04 per share in continuing operations * See appendix for reconciliation of Non-GAAP measures

Performance Materials*** Performance Polymers (DPP), Packaging & Industrial Polymers (P&IP) 9 2Q13 2Q14 2Q15 0% 5% 10% 15% 20% 25% 0 75 150 225 300 375 M a rg in $ in M ill io n s 2Q Comments • Sales – Down 14 percent as 3 percent volume growth was more than offset by the impacts of currency, the Glass Laminating Solutions/Vinyls divestiture, and lower ethylene prices. Portfolio and currency reduced sales by 13 percent. • Segment volume increased 3 percent on increased ethylene sales. Prior year ethylene sales were constrained due to planned maintenance outage. • Operating Earnings – Up 3 percent as higher volumes, stronger mix and productivity more than offset $42 million of negative currency impact and a negative impact from unplanned ethylene outage. • Operating margins increased ~360 bps due to mix enrichment and productivity * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. ***Prior periods reflect reclassification of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. 2Q Operating Earnings** 2Q Sales* Vol 3%, Local Price -4%, Currency -7%, Port./Other -6% $ in M ill io n s 1,582 1200 1300 1400 1500 1600 1700 2Q14 Volume Local Price 2Q15 (ex-curr… Curr. Portf./ Other 2Q15 1,365 3Q and Full Year Outlook • 3Q: Sales – Down about ten percent due primarily to currency, and lower ethylene prices. • Operating Earnings – Down high teens percent as higher volumes are more than offset by the impact of currency and lower ethylene prices. PY ethylene prices were at record levels, exceeding $.70/lb. • Prior year earnings included a $23 million gain from the sale of a majority interest in a joint venture. • Lower raw material costs expected to provide a favorable impact, partially offset by lower ethylene prices • Full Year: Anticipate FY sales down about 10 percent due primarily to currency, portfolio changes, and lower ethylene prices. Operating earnings down mid-single digits percent as volume growth is more than offset by the negative impacts from currency and portfolio.

* Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. Electronics & Communications 10 2Q13 2Q14 2Q15 0% 5% 10% 15% 20% 0 25 50 75 100 125 M a rg in $ in M ill io n s 2Q Comments • Sales – Down 13 percent as volume growth in Tedlar® film in photovoltaics and products used in consumer electronics applications was more than offset by the impact of competitive pressures on sales of Solamet® paste, the negative impact of currency and lower metals pricing • Operating Earnings – Improved 4 percent as productivity gains more than offset sales declines and a $3 million negative impact from currency 3Q and Full Year Outlook • 3Q: Sales – Down low-teens percent with continued solid demand for Tedlar® film and products for consumer electronics markets more than offset by lower Solamet® paste sales, the negative impact of metals pricing and currency • Operating Earnings – About flat as productivity actions are expected to be offset by the impact of lower sales • Launched newest Solamet® paste product PV19a in 2Q; first in a series of new products with additional introductions later in the year • Full year: Sales – Down high-single digits percent on lower metals prices and currency; Operating earnings –Up low- single digits percent as productivity gains will more than offset negative currency 2Q Operating Earnings** 2Q Sales* Vol -7%, Local Price -4%, Currency -2%, Port./Other 0% 450 500 550 600 650 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 $ i n M il li o n s 617 534

Nutrition & Health 11 * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 2Q13 2Q14 2Q15 0% 3% 6% 9% 12% 0 20 40 60 80 100 120 M a rg in $ i n M il li o n s 2Q Comments • Sales – 11 percent lower primarily due to a 9 percent negative impact from currency and pass-through of lower commodity prices in our soybean crush business • Strong volume growth in probiotics, texturants, cultures, and ingredient systems was offset by customer destocking and competitive challenges in specialty proteins • Operating Earnings – Decreased $2 million as productivity gains were more than offset by the negative impact of currency of $12 million • Continued improvement in operating margin (120 bp) 3Q and Full Year Outlook • Continued momentum in probiotics, cultures, texturants and ingredient systems; specialty protein market to remain competitive • 3Q: Sales – Expected to be mid-single digits percent lower as volume growth is more than offset by strong currency headwinds • Operating Earnings – Expected to be high-single digits percent lower as volume growth and productivity gains will be more than offset by the negative impact of currency • Full Year: Sales - expected to be mid-single digits percent lower as volume gains are more than offset by currency; Operating earnings – about flat as product margin expansion and productivity are offset by currency; up low-teens percent ex-currency 2Q Operating Earnings** 2Q Sales* Vol 0%, Local Price -1%, Currency-9%, Port./Other -1% 600 700 800 900 1000 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 $ in M ill io n s 926 826

Industrial Biosciences 12 2Q13 2Q14 2Q15 0.0% 5.0% 10.0% 15.0% 20.0% 0 10 20 30 40 50 60 M a rg in $ in M ill io n s 2Q Comments • Sales – Down 9 percent as 5 percent higher bioactives volumes were more than offset by the impact of currency, lower prices and lower demand for biomaterials • Volume growth in enzymes driven by animal nutrition, health and personal care, and food market demand, partially offset by lower biomaterials sales in key US markets • Operating Earnings – Down 15 percent including a $6 million negative impact from currency. Volume and productivity gains were more than offset by lower prices. 3Q and Full Year Outlook • 3Q: Anticipate higher volumes will be offset by the negative impact of currency and softer US biomaterials sales resulting in Sales down low single digit percent • Operating Earnings – Up about low-teens percent versus prior year on higher volumes and improved mix • Bioactives volumes expected to benefit from new product offerings coupled with improved biomaterial sales • Full Year: Sales expected to be down mid-single-digits percent due to currency. Operating earnings down low-single digits percent as higher volumes, prices and improved mix more than offset by currency * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 2Q Operating Earnings** 2Q Sales* Vol 2%, Local Price -3%, Currency -8%, Port./Other 0% 150 200 250 300 350 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 $ in M ill io n s 317 288

Safety & Protection Protection Technologies (DPT), Building Innovations (BI), Sustainable Solutions (DSS) 13 2Q13 2Q14 2Q15 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 M a rg in $ in M ill io n s 2Q Comments • Sales – Down 10 percent on currency and portfolio impact • Increased demand in medical packaging and protective garments was offset by lower demand, particularly from the oil & gas industry, for Nomex® fibers and Sustainable Solutions offerings • Operating Earnings – Down 7 percent as productivity improvements were more than offset by $20 million of negative currency impact • Higher costs associated with the unplanned outage at Chambers Works in 1Q 2015 continued to impact 2Q results 3Q and Full Year Outlook • 3Q: Sales – Volume growth is more than offset by currency and portfolio, resulting in sales down mid-single-digits on a percent basis • Operating Earnings – About even with prior year as volume growth and continued productivity offset by currency • Full Year: Sales – expected to be down low-single-digits as volume growth will be more than offset by currency and portfolio; Operating earnings – up low-single-digits on volume growth and productivity * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 2Q Operating Earnings** 2Q Sales* Vol 0%, Local Price 0%, Currency-5%, Port./Other -5% * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 750 850 950 1050 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 1,029 925 $ in M ill io n s

* Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. Agriculture Pioneer, Crop Protection 14 2Q13 2Q14 2Q15 0.0% 10.0% 20.0% 30.0% 40.0% 0 400 800 1,200 1,600 M a rg in $ in M ill io n s 3Q and Full Year Outlook • Expect strong headwinds from currency and lower corn planted area in 2H • Slow start expected to Latin America season negatively impacting 3Q • 3Q: Sales – Down mid-teens percent as local pricing gains expected to be more than offset by currency and lower volumes due to reduced corn area and a slow start to the season in Latin America • Operating Earnings – Expect a 3Q seasonal loss of about $225 million as productivity and cost actions will be more than offset by a significant negative impact from currency and from lower volumes; 4Q expected to be similar • Full Year: Sales - expected to be high-single digits percent lower; Operating earnings – low-twenty percent range lower; down low-single digits excluding currency 2Q Comments • Challenging Ag market due to lower commodity prices, tight farmer economics, lower corn planted area and weaker demand in crop protection markets • Sales – 11 percent lower as higher local prices from new products in seeds were more than offset by 6 percent lower volumes and a 5 percent currency impact • Volume declined due to reduced soybean seed sales, lower crop protection volumes, and reduced global corn planted area • Operating Earnings – decreased 7 percent as productivity and disciplined cost actions were more than offset by an $84 million negative currency impact and lower volumes; up about 3 percent excluding the impact of currency 2Q Operating Earnings** 2Q Sales* Vol -6%, Local Price 1%, Currency -5%, Port./Other -1% 1500 2000 2500 3000 3500 4000 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 3,615 3,218 $ in M ill io n s

Performance Chemicals*** Titanium Technologies (DTT), Chemical & Fluoroproducts (DC&F) 15 2Q13 2Q14 2Q15 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 300 M a rg in $ in M ill io n s 2Q Comments • Sales – Down 11 percent due to lower prices combined with the negative impact of currency • TiO2 prices were down 12 percent in local currency and 8 percent on a sequential basis. • TiO2 market conditions remain challenging, price pressures driven by regional competition • Sales of next generation refrigerant Opteon®+ 1234yf up nearly 30 percent on continued adoption by automotive OEMs • Operating Earnings – Down 55 percent on lower Ti02 prices and negative currency, partially offset by productivity. * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. ***Prior periods reflect reclassification of Viton®+fluoroelastomers from Performance Materials to Performance Chemicals 2Q Operating Earnings** 2Q Sales* Vol 0%, Local Price -6%, Currency -4%, Port./Other -1% 1350 1450 1550 1650 1750 2Q14 Volume Local Price 2Q15 (ex-curr & portf.) Curr. Portf./ Other 2Q15 $ in M ill io n s 1,696 1,502

APPENDIX 1: SECOND QUARTER 2015 SEGMENT COMMENTARY This data should be read in conjunction with the Company’s second quarter earnings news release dated July 28, 2015, DuPont’s 2Q 2015 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com. 7/27/2015 16

Segment Commentary Second Quarter Earnings 2015 17 Performance Materials Sales of $1.4B were down 14 percent as 3 percent volume growth was more than offset by the impacts of currency, the Glass Laminating Solutions/Vinyls divestiture, and lower ethylene prices. Portfolio and currency reduced sales by 13 percent. Segment volume increased 3 percent primarily due to increased ethylene sales and Performance Polymers growth in North America and Europe. Prior year ethylene sales were constrained due to the planned maintenance outage. Operating earnings were up 3 percent as higher volumes, stronger mix, and productivity more than offset $42 million of negative impact from currency. Excluding the impact of currency, operating earnings would have increased by about 17 percent. An unplanned ethylene outage negatively impacted operating earnings. Operating margins increased ~360bps due to mix enrichment and productivity. In global automotive markets, demand is relatively soft as recent IHS forecasts show 2nd Quarter auto builds down ~1 percent on continued downward revisions. While the 3rd quarter auto builds forecast is higher than prior year, China and Asia Pacific demand in general was sluggish in 2Q. In the third quarter, we anticipate sales will be down about 10 percent and operating earnings down in the high teens due primarily to currency and lower ethylene prices. In the prior year, spot ethylene prices were at record levels, exceeding $.70 cents per lb which impacts the year over year comparison. We anticipate lower raw material costs will provide a favorable impact, partially offset by lower ethylene prices. Excluding the impact of currency, we expect operating earnings to be down mid-single-digits percent. $17 million negative impact

Segment Commentary Second Quarter Earnings 2015 18 Performance Materials (continued) For the full year, we anticipate sales will be down about 10 percent due primarily to currency, portfolio changes and lower ethylene prices. Operating earnings are expected to be down mid-single digits percent as volume growth is more than offset by the negative impacts from currency and portfolio. Excluding the impact of currency, we expect operating earnings to be up high-single-digits percent.

In Electronics & Communications, operating earnings improved $4 million, or 4 percent as productivity gains more than offset lower sales and a $3 million negative impact from currency. Excluding the impact of currency, operating earnings would have increased by about 8 percent. Sales were 13 percent lower as volume growth in Tedlar® film in photovoltaics and consumer electronics related businesses was more than offset by the impact of competitive pressures on sales of Solamet® paste, the negative impact of currency and lower metals pricing. We continue to expect global photovoltaic module installations will grow about 20 percent for the year driven by China, the U.S. and Japan, supporting strong demand for our Tedlar® film products. In the second quarter we launched our newest Solamet® paste product, PV19a. This is the first in a series of new, higher efficiency paste offerings and we expect additional introductions later this year. We expect third quarter sales to be down low-teens percent as increased demand for Tedlar® film and for products used in consumer electronics applications are offset by the negative impact of lower Solamet® paste sales, metals pricing and currency. Operating earnings are expected to be about flat as productivity actions are offset by the impact of lower sales. Excluding the impact of currency, we expect operating earnings to be up mid-single-digits percent. For the full year, sales are expected to be down high-single digits percent on lower sales of Solamet® paste, lower metals prices and currency with operating earnings up low-single digits percent as productivity gains will more than offset the negative impacts of currency. Excluding the impact of currency, we expect operating earnings to be up high-single-digits percent. Segment Commentary Second Quarter Earnings 2015 19 Electronics & Communications

Sales of $925 million were down 10 percent on 5 percent negative impact of currency and 5 percent negative impact from the Sontara® divestiture. Increased demand for Tyvek® protective material, including medical packaging and protective garments, was offset by lower demand from the oil and gas industry impacting Nomex® thermal resistant fiber and Sustainable Solutions offerings. Second quarter segment operating earnings of $195 million were down 7 percent as productivity improvements were more than offset by $20 million of negative impact from currency and the Sontara® divestiture. Excluding the impact of currency, operating earnings would have increased by about 3 percent. Higher costs associated with an unplanned outage at the Chambers Works facility in the first quarter continued to impact operating earnings in the second quarter. Operating margins improved 80 basis points year over year reflecting improved mix and continued productivity. In the third quarter, sales are expected to be down in the mid-single digit percent range as volume growth will be more than offset by the impact of currency and portfolio changes. Operating earnings will be even with prior year as continued demand for our products, ongoing innovation, and continued operational productivity will be offset by the negative impact of currency. Excluding the impact of currency, we expect operating earnings to be up mid-teens percent. For the full year, sales are expected to be down in the low-single-digit percent range as volume growth in Tyvek®, Nomex® and Kevlar® high-strength materials will be more than offset by the impact of currency and portfolio changes. Operating earnings growth will be in the low-single-digit percent range, on continued demand for our products and operational productivity. Excluding the impact of currency, we expect operating earnings to be up low-teens percent. Segment Commentary Second Quarter Earnings 2015 20 Safety & Protection

Segment Commentary Second Quarter Earnings 2015 21 Industrial Biosciences In Industrial Biosciences, sales were 9 percent lower as five percent higher bioactive volumes were more than offset by the impact of currency, lower prices and lower demand for biomaterials. Volume growth in enzymes was driven by solid demand in animal nutrition, health and personal care, and food markets. Biomaterial sales were lower on soft demand for carpet in the US residential home improvement market and channel destocking. Operating earnings of $50 million were down 15 percent including a $6 million negative impact from currency. Excluding the impact of currency, operating earnings would have been about 5 percent lower than prior year. Continued volume and productivity gains were more than offset by lower prices. In the third quarter, we anticipate higher volumes will be offset by the negative impacts of currency and softer US biomaterials prices resulting in sales down in the low single digit percent range. We expect operating earnings up low-teens percent versus the prior year on higher volumes and improved mix. Bioactives volumes are expected to benefit from new product offerings coupled with an improving volume outlook for biomaterials. Excluding the impact of currency, we expect operating earnings to be up high-teens percent. For the full year, we expect sales will be down mid-single digits percent due primarily to currency. Operating earnings are expected to be down low-single digits percent as higher volumes, price and improved mix will be more than offset by currency. Excluding the impact of currency, we expect operating earnings to be up mid-single-digits percent.

In Nutrition & Health, the business delivered solid results excluding significant headwinds from currency. Operating earnings decreased $2 million as productivity gains mostly offset a $12 million negative impact from currency. Excluding the impact of currency, operating earnings would have increased by about 10 percent. We delivered over 100 basis points of operating margin improvement and have now grown operating margins year-over-year for eight consecutive quarters. Sales were 11 percent lower, primarily due to a 9 percent negative impact from currency and the pass-through of lower commodity prices in our soybean crush business. We continue to deliver solid growth in probiotics, texturants, cultures, and ingredient systems, partially offset by lower volumes in the specialty protein market in North America as a result of customer destocking and competitive challenges. In the third quarter, we expect continued volume growth in most product lines and the specialty protein market to remain very competitive. Sales are expected to be mid-single digits percent lower due to continued strong currency headwinds. Operating earnings are expected to be high-single digits percent lower as the negative impact of currency will more than offset volume growth and productivity gains. Excluding the impact of currency, we expect operating earnings to be up about 10 percent. For the full year we now expect sales to be mid-single digits percent lower as volume gains are more than offset by currency. Operating earnings are expected to be about flat as both product margin expansion and productivity gains are offset by currency. However, excluding the impact of currency we would expect operating earnings to be low-teens percent higher. Segment Commentary Second Quarter Earnings 2015 22 Nutrition & Health

Segment Commentary Second Quarter Earnings 2015 23 Agriculture In Agriculture, the industry continues to face challenging market conditions due to lower commodity prices and tight farmer economics which led to lower corn planted area in North America and globally in the first half of the year. In crop protection markets, we saw weaker market demand from farmers looking to reduce input costs and delay purchases, lower insect pressure in Brazil and the impact of higher inventories in the Americas . Second quarter Agriculture segment sales were $3.2 billion, down 11 percent, as higher local prices were offset by 6 percent lower volumes and a 5 percent negative impact from currency. Seed sales were 7 percent lower and crop protection sales were down 21 percent versus last year. Despite 2015 being one of the most competitive seasons in recent years we have been able to realize local net price increases for the quarter and across the northern hemisphere season. New products in corn and soybean seeds demonstrate that even in a tough economic and competitive environment growers around the world continue to demand DuPont innovations that improve their productivity and help them manage risk. Volume for the segment declined 6 percent due to lower soybean seed sales, lower crop protection volumes due to weaker market demand and reduced global corn planted area. Second quarter operating earnings decreased by 7 percent as productivity, continued discipline in spending and pricing gains were more than offset by about $84 million negative currency impact and from lower volumes. Excluding the impact of currency, operating earnings would have grown about 3 percent. Operating margins increased about 110 basis points in the quarter.

Segment Commentary Second Quarter Earnings 2015 24 Agriculture (continued) As we turn to the second half of the year and the focus shifts to Latin America, we anticipate continuing strong headwinds from currency, primarily the Brazilian real, which is about 40 percent weaker than a year ago, and from lower corn planted area. The cutoff between third quarter and fourth quarter comes in the middle of the Latin America season to which we are seeing a slow start as farmers remain cautious given the economic environment. For the third quarter we expect sales to be down mid-teens percent as local pricing gains from new products are expected to be more than offset by very strong currency headwinds, lower corn volumes and continued pressure on crop protection inputs. We expect a seasonal operating loss in the third quarter of about $225 million as productivity and cost actions are more than offset by currency and lower volumes. Fourth quarter operating earnings are expected to be similar to last year. Looking at the full year, the company is reducing expectations for its Agriculture segment due to weaker demand in global crop protection markets, reduced expectations for corn area in Latin America, and lower than expected soybean volumes in North America. We now expect Agriculture segment sales to be high-single digits percent lower with operating earnings in the low-twenty percent range below 2014 as local pricing gains, productivity and disciplined cost management are offset by currency and lower volumes. Currency remains the primary factor in the decline in 2015 results. Excluding the impact of weaker global currencies we expect operating earnings for the year would be down low-single digits percent. While challenging markets in agriculture are likely to persist, we remain confident in long-term growth in demand for agricultural products, in our strategy, and in our pipeline of new genetics, unique trait combinations and innovative crop protection solutions. We recently received cultivation approval in Brazil for Leptra™ for insect control and are planning for an introductory launch for the upcoming Safrinha season. Corn Event DP4114 is progressing towards commercialization and we are testing it broadly across North America this summer in our IMPACT® trials as we await final import approvals in key markets. In crop protection we continue to receive registrations of Cyazypyr® for insect control in additional countries, are growing our seed treatment portfolio, and are preparing for new launches of Zorvec™ fungicide and Pyraxalt™ for insect control in rice, pending regulatory approvals.

In Performance Chemicals, sales of $1.5 billion were down 11 percent due to lower prices combined with the negative impact of currency. Challenging industry fundamentals continued as TiO2 local prices declined 12 percent and currency remained a significant headwind. On a sequential basis, Ti02 prices were down 8 percent reflecting continued competitive pressures and regional competition. Second quarter Ti02 volumes were down 1 percent as volumes in the Americas and Asia Pacific regions were below the prior year with Europe, Middle East and Africa volumes up in the low-single digits. In Chemicals and Fluoroproducts, volumes were down 2 percent as lower demand in fluoropolymers, chemicals solutions and fluorochemicals was partially offset by higher demand for the next generation refrigerant, Opteon® 1234yf, which was up nearly 30 percent on continued adoption by automotive OEMS. Segment operating earnings were down 55 percent due primarily to lower Ti02 prices and the negative impact of currency. Excluding the impact of currency, operating earnings would have declined by about 38 percent. Segment Commentary Second Quarter Earnings 2015 25 Performance Chemicals

INDEX PAGE SELECTED OPERATING RESULTS 26 SELECTED INCOME STATEMENT DATA 27 SEGMENT SALES 28 SEGMENT PRETAX OPERATING INCOME 29 SEGMENT OPERATING EARNINGS 30 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME 31 RECONCILIATION OF NON-GAAP MEASURES 32-36 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 37 Note: Management believes that an analysis of operating earnings (as defined on page 26), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) JUNE 30, 2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
INCOME STATEMENT DATA																			
Consolidated Net Sales	17,767	8,595	9,172	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681
Operating Earnings After Income Taxes, Attributable to DuPont (1)	2,303	1,075	1,228	3,703	649	497	1,085	1,472	3,632	558	426	1,189	1,459	3,566	193	405	1,421	1,547	3,790
Significant Items - After-tax	(211)	(85)	(126)	(9)	39	(44)	8	(12)	(423)	(294)	(71)	(78)	20	(680)	(91)	(342)	(215)	(32)	(237)
Non-Operating Pension & OPEB Costs - After-tax (2)	(121)	(50)	(71)	(84)	(20)	(20)	(23)	(21)	(360)	(81)	(95)	(85)	(99)	(439)	(99)	(106)	(116)	(118)	(361)
Income from Continuing Operations After Income Taxes Attributable to DuPont	1,971	940	1,031	3,610	668	433	1,070	1,439	2,849	183	260	1,026	1,380	2,447	3	(43)	1,090	1,397	3,192
Depreciation	615	309	306	1,254	310	309	323	312	1,280	319	317	317	327	1,319	328	331	332	328	1,199
STATEMENT OF CASH FLOW DATA (3)																			
Cash Provided by (Used for) Operating Activities	(2,045)	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,275	691	760	(1,877)	5,152
Capital Expenditures (4)	988	378	610	2,062	714	544	462	342	1,940	674	478	449	339	1,890	720	460	407	303	1,910

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post-employment benefit (OPEB) costs".

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Includes purchases of property, plant and equipment and investment in affiliates.

Note: The data above provides a historical display of Selected Income Statement Data included in our Quarterly Earnings Release financials. See Quarterly Earnings Release financials for full details, including details on "Significant Items".

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 26 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Consolidated Net Sales	17,767	8,595	9,172	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681
Segment Sales	17,901	8,660	9,241	35,011	7,439	7,580	9,783	10,209	36,046	7,814	7,813	9,925	10,494	35,194	7,397	7,480	10,022	10,295	34,087
Segment Operating Earnings (1)	3,529	1,586	1,943	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Adjusted EBIT (Operating Earnings) (1) (2)	3,345	1,443	1,902	5,435	992	969	1,529	1,945	5,021	675	587	1,693	2,066	5,147	346	614	2,058	2,129	5,293
Adjusted EBITDA (Operating Earnings) (1) (2)	4,217	1,869	2,348	7,052	1,371	1,327	1,972	2,382	6,624	1,062	966	2,097	2,499	6,778	740	1,007	2,475	2,556	6,744
Operating Earnings Before Income Taxes (1)	3,163	1,341	1,822	5,069	905	877	1,439	1,848	4,587	567	482	1,582	1,956	4,708	230	501	1,950	2,027	4,886
Operating Earnings Per Share (1) (3)	2.52	1.18	1.34	4.01	0.71	0.54	1.17	1.58	3.88	0.59	0.45	1.28	1.56	3.77	0.20	0.43	1.50	1.64	4.02

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 26) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

Note: The data above provides a historical display of Selected Income Statement Data included in our Quarterly Earnings Release financials. See Quarterly Earnings Release financials for full details, including details on "Significant Items".

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 27 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT SALES (UNAUDITED)
(dollars in millions)

SEGMENT SALES	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	7,155	3,218	3,937	11,304	1,732	1,563	3,615	4,394	11,739	1,806	1,633	3,631	4,669	10,426	1,535	1,423	3,388	4,080	9,166
Electronics & Communications	1,055	534	521	2,393	573	623	617	580	2,549	642	638	653	616	2,701	622	607	795	677	3,173
Industrial Biosciences	573	288	285	1,258	322	318	317	301	1,224	326	305	304	289	1,180	300	292	300	288	705
Nutrition & Health	1,639	826	813	3,529	843	899	926	861	3,473	872	868	865	868	3,422	853	876	885	808	2,460
Performance Chemicals	2,866	1,502	1,364	6,497	1,564	1,646	1,696	1,591	6,932	1,671	1,781	1,837	1,643	7,450	1,644	1,794	2,043	1,969	8,055
Performance Materials	2,776	1,365	1,411	6,129	1,461	1,552	1,582	1,534	6,239	1,521	1,602	1,615	1,501	6,185	1,478	1,552	1,624	1,531	6,554
Safety & Protection	1,834	925	909	3,896	943	977	1,029	947	3,884	975	985	1,017	907	3,825	964	934	986	941	3,934
Other	3	2	1	5	1	2	1	1	6	1	1	3	1	5	1	2	1	1	40
Total Segment Sales	17,901	8,660	9,241	35,011	7,439	7,580	9,783	10,209	36,046	7,814	7,813	9,925	10,494	35,194	7,397	7,480	10,022	10,295	34,087
Elimination of Transfers	(134)	(65)	(69)	(288)	(61)	(69)	(77)	(81)	(312)	(67)	(78)	(81)	(86)	(382)	(72)	(90)	(105)	(115)	(406)
CONSOLIDATED NET SALES	17,767	8,595	9,172	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 28 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

INCOME FROM CONTINUING OPERATIONS (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX OPERATING INCOME (LOSS)	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14
Agriculture	1,948	774	1,174	2,668	492	(55)	789	1,442
Electronics & Communications	189	104	85	271	81	94	21	75
Industrial Biosciences	105	49	56	198	38	47	57	56
Nutrition & Health	188	99	89	365	75	100	97	93
Performance Chemicals	183	54	129	913	226	249	232	206
Performance Materials	636	309	327	1,590	262	370	665	293
Safety & Protection	492	308	184	742	188	201	178	175
Other	(163)	(60)	(103)	(391)	(132)	(83)	(84)	(92)
TOTAL SEGMENT PRETAX OPERATING INCOME	3,578	1,637	1,941	6,356	1,230	923	1,955	2,248
Net Exchange Gains (Losses) (1)	90	26	64	135	122	218	(109)	(96)
Non-Operating Pension & OPEBs Costs (1)	(153)	(78)	(75)	(124)	(30)	(30)	(34)	(30)
Corporate Expenses	(528)	(283)	(245)	(999)	(272)	(232)	(278)	(217)
Interest Expense	(211)	(127)	(84)	(377)	(87)	(93)	(94)	(103)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,776	1,175	1,601	4,991	963	786	1,440	1,802
(Provision For) Benefit From Income Taxes on Continuing Operations	(796)	(230)	(566)	(1,370)	(295)	(352)	(366)	(357)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES	1,980	945	1,035	3,621	668	434	1,074	1,445

SEGMENT PRETAX OPERATING INCOME (LOSS)	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	2,132	(108)	(102)	861	1,481	1,669	(103)	(198)	682	1,288	1,566
Electronics & Communications	203	(38)	97	95	49	222	41	(99)	221	59	438
Industrial Biosciences	170	41	45	43	41	159	41	37	42	39	2
Nutrition & Health	305	87	81	61	76	270	22	64	105	79	76
Performance Chemicals	941	228	189	268	256	1,826	210	417	613	586	2,162
Performance Materials	1,264	278	367	332	287	1,073	263	223	325	262	1,031
Safety & Protection	694	213	171	172	138	562	130	92	181	159	661
Other	(340)	(91)	(107)	(55)	(87)	(412)	(80)	(75)	(208)	(49)	(55)
TOTAL SEGMENT PRETAX OPERATING INCOME	5,369	610	741	1,777	2,241	5,369	524	461	1,961	2,423	5,881
Net Exchange Gains (Losses) (1)	(128)	(73)	(101)	35	11	(215)	(54)	(130)	50	(81)	(146)
Non-Operating Pension & OPEBs Costs (1)	(539)	(124)	(142)	(126)	(147)	(654)	(147)	(157)	(174)	(176)	(540)
Corporate Expenses	(765)	(183)	(162)	(206)	(214)	(948)	(240)	(233)	(224)	(251)	(869)
Interest Expense	(448)	(108)	(108)	(115)	(117)	(464)	(117)	(116)	(117)	(114)	(447)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,489	122	228	1,365	1,774	3,088	(34)	(175)	1,496	1,801	3,879
(Provision For) Benefit From Income Taxes on Continuing Operations	(626)	61	35	(335)	(387)	(616)	38	135	(397)	(392)	(647)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES	2,863	183	263	1,030	1,387	2,472	4	(40)	1,099	1,409	3,232

(1) In the first quarter 2015, the impact of an exchange loss on non-operating pension of $23 is included within Net Exchange Gains and is excluded from Non-Operating Pension & OPEB Costs above.

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 29 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	1,917	778	1,139	2,352	129	(55)	836	1,442	2,483	88	(62)	941	1,516	2,138	(77)	(70)	947	1,338	1,791
Electronics & Communications	178	93	85	355	97	94	89	75	334	93	97	95	49	259	43	58	99	59	438
Industrial Biosciences	106	50	56	211	49	47	59	56	169	40	45	43	41	162	41	40	42	39	81
Nutrition & Health	192	103	89	380	82	100	105	93	299	81	81	61	76	319	58	77	105	79	202
Performance Chemicals	242	113	129	934	228	249	251	206	1,015	230	261	268	256	1,862	243	420	613	586	2,162
Performance Materials	638	311	327	1,298	332	370	303	293	1,280	294	367	332	287	1,177	266	324	325	262	984
Safety & Protection	379	195	184	794	209	201	209	175	690	209	171	172	138	620	133	147	181	159	661
Other	(123)	(57)	(66)	(369)	(112)	(83)	(82)	(92)	(345)	(96)	(107)	(55)	(87)	(286)	(91)	(75)	(71)	(49)	(27)
TOTAL SEGMENT OPERATING EARNINGS	3,529	1,586	1,943	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Corporate Expenses	(328)	(164)	(164)	(702)	(144)	(171)	(186)	(201)	(762)	(191)	(162)	(195)	(214)	(864)	(215)	(174)	(224)	(251)	(813)
Interest Expense	(191)	(107)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(117)	(116)	(117)	(114)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS	3,010	1,315	1,695	4,876	783	659	1,490	1,944	4,715	640	583	1,547	1,945	4,923	284	631	1,900	2,108	5,032
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(669)	(291)	(378)	(938)	(71)	(122)	(347)	(398)	(983)	(43)	(111)	(373)	(456)	(1,190)	(61)	(164)	(460)	(505)	(1,137)
Net After-tax Exhange (Losses) Gains [(1)]	(29)	56	(85)	(224)	(63)	(39)	(54)	(68)	(86)	(39)	(43)	19	(23)	(142)	(29)	(59)	(10)	(44)	(65)
Less: Net Income Attr. to Noncontrolling Interests	9	5	4	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
OPERATING EARNINGS	2,303	1,075	1,228	3,703	649	497	1,085	1,472	3,632	558	426	1,189	1,459	3,566	193	405	1,421	1,547	3,790
Net Income Attributable to Noncontrolling Interests	9	5	4	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
Non-Operating Pension & OPEB Costs - After-tax [(1)]	(121)	(50)	(71)	(84)	(20)	(20)	(23)	(21)	(360)	(81)	(95)	(85)	(99)	(439)	(99)	(106)	(116)	(118)	(361)
Significant Items - After-tax	(211)	(85)	(126)	(9)	39	(44)	8	(12)	(423)	(294)	(71)	(78)	20	(680)	(91)	(342)	(215)	(32)	(237)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES	1,980	945	1,035	3,621	668	434	1,074	1,445	2,863	183	263	1,030	1,387	2,472	4	(40)	1,099	1,409	3,232

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 30 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	31	(4)	35	316	363	-	(47)	-	(351)	(196)	(40)	(80)	(35)	(469)	(26)	(128)	(265)	(50)	(225)
Electronics & Communications	11	11	-	(84)	(16)	-	(68)	-	(131)	(131)	-	-	-	(37)	(2)	(157)	122	-	-
Industrial Biosciences	(1)	(1)	-	(13)	(11)	-	(2)	-	1	1	-	-	-	(3)	-	(3)	-	-	(79)
Nutrition & Health	(4)	(4)	-	(15)	(7)	-	(8)	-	6	6	-	-	-	(49)	(36)	(13)	-	-	(126)
Performance Chemicals	(59)	(59)	-	(21)	(2)	-	(19)	-	(74)	(2)	(72)	-	-	(36)	(33)	(3)	-	-	-
Performance Materials	(2)	(2)	-	292	(70)	-	362	-	(16)	(16)	-	-	-	(104)	(3)	(101)	-	-	47
Safety & Protection	113	113	-	(52)	(21)	-	(31)	-	4	4	-	-	-	(58)	(3)	(55)	-	-	-
Other	(40)	(3)	(37)	(22)	(20)	-	(2)	-	5	5	-	-	-	(126)	11	-	(137)	-	(28)
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	49	51	(2)	401	216	-	185	-	(556)	(329)	(112)	(80)	(35)	(882)	(92)	(460)	(280)	(50)	(411)

Note: The data above provides a historical display of significant items included in our Quarterly Earnings Release financials.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 31 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in millions, except per share)

	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
RECONCILIATION OF DILUTED EPS (1)																			
Operating EPS	2.52	1.18	1.34	4.01	0.71	0.54	1.17	1.58	3.88	0.59	0.45	1.28	1.56	3.77	0.20	0.43	1.50	1.64	4.02
Non-Operating Pension & OPEB Costs (2)	(0.14)	(0.06)	(0.07)	(0.10)	(0.02)	(0.02)	(0.03)	(0.03)	(0.39)	(0.09)	(0.09)	(0.10)	(0.11)	(0.46)	(0.11)	(0.11)	(0.12)	(0.12)	(0.39)
Significant Items	(0.23)	(0.09)	(0.14)	(0.01)	0.04	(0.05)	0.01	(0.01)	(0.45)	(0.31)	(0.08)	(0.08)	0.02	(0.72)	(0.09)	(0.37)	(0.23)	(0.04)	(0.25)
GAAP EPS from continuing operations	2.15	1.03	1.13	3.90	0.73	0.47	1.15	1.54	3.04	0.19	0.28	1.10	1.47	2.59	-	(0.05)	1.15	1.48	3.38
RECONCILIATION OF SEGMENT PTOI																			
Segment Operating Earnings	3,529	1,586	1,943	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Significant Items included in Segment PTOI	49	51	(2)	401	216	-	185	-	(556)	(329)	(112)	(80)	(35)	(882)	(92)	(460)	(280)	(50)	(411)
Segment PTOI	3,578	1,637	1,941	6,356	1,230	923	1,955	2,248	5,369	610	741	1,777	2,241	5,369	524	461	1,961	2,423	5,881
RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS																			
Income From Continuing Operations Before Income Taxes	2,776	1,175	1,601	4,991	963	786	1,440	1,802	3,489	122	228	1,365	1,774	3,088	(34)	(175)	1,496	1,801	3,879
Add: Significant Items - Pretax - Charge / (Benefit)	211	88	123	(46)	(88)	61	(35)	16	559	321	112	91	35	966	117	519	280	50	467
Add: Non-Operating Pension & OPEB Costs - Pretax (2)	176	78	98	124	30	30	34	30	539	124	142	126	147	654	147	157	174	176	540
Operating Earnings Before Income Taxes	3,163	1,341	1,822	5,069	905	877	1,439	1,848	4,587	567	482	1,582	1,956	4,708	230	501	1,950	2,027	4,886
Less: Net Income Attributable to Noncontrolling Interests	9	5	4	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
Add: Interest Expense	191	107	84	377	87	93	94	103	448	108	108	115	117	464	117	116	117	114	447
Adjusted EBIT (Operating Earnings)	3,345	1,443	1,902	5,435	992	969	1,529	1,945	5,021	675	587	1,693	2,066	5,147	346	614	2,058	2,129	5,293
Add: Depreciation and Amortization	872	426	446	1,617	379	358	443	437	1,603	387	379	404	433	1,631	394	393	417	427	1,451
Adjusted EBITDA (Operating Earnings)	4,217	1,869	2,348	7,052	1,371	1,327	1,972	2,382	6,624	1,062	966	2,097	2,499	6,778	740	1,007	2,475	2,556	6,744

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 32 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Sep-12	Jun-12	Mar-12	Dec-11
Cash and Cash Equivalents	4,746	3,622	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,418	3,506	3,410	3,586
Marketable Securities	556	125	124	566	173	67	145	184	211	26	123	105	50	191	433
Total Cash	5,302	3,747	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	3,523	3,556	3,601	4,019
Short-Term Borrowings and Capital Lease Obligations	647	1,621	1,423	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	4,564	3,696	3,593	817
Long-Term Borrowings and Capital Lease Obligations	12,088	8,763	9,233	9,279	9,292	9,298	10,741	10,755	10,765	11,279	10,465	10,502	11,254	11,232	11,736
Total Debt	12,735	10,384	10,656	13,168	11,798	11,317	12,462	14,959	14,080	13,285	11,740	15,066	14,950	14,825	12,553
Net Debt (Non-GAAP)	7,433	6,637	3,622	8,620	7,451	7,468	3,376	7,770	7,184	6,704	7,333	11,543	11,394	11,224	8,534

CALCULATION OF FREE CASH FLOW	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Cash Provided by (Used for) Operating Activities	(2,045)	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,275	691	760	(1,877)	5,152
Less: Purchases of Property, Plant and Equipment	938	373	565	2,020	709	530	461	320	1,882	659	466	436	321	1,793	654	443	395	301	1,843
Free Cash Flow	(2,983)	(295)	(2,688)	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	4,621	248	365	(2,178)	3,309

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 33 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year 2015	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
SEGMENT PTOI MARGIN % (PTOI / Segment Sales) (1)																			
Agriculture	27.2%	24.1%	29.8%	23.6%	28.4%	-3.5%	21.8%	32.8%	18.2%	-6.0%	-6.2%	23.7%	31.7%	16.0%	-6.7%	-13.9%	20.1%	31.6%	17.1%
Electronics & Communications	17.9%	19.5%	16.3%	11.3%	14.1%	15.1%	3.4%	12.9%	8.0%	-5.9%	15.2%	14.5%	8.0%	8.2%	6.6%	-16.3%	27.8%	8.7%	13.8%
Industrial Biosciences	18.3%	17.0%	19.6%	15.7%	11.8%	14.8%	18.0%	18.6%	13.9%	12.6%	14.8%	14.1%	14.2%	13.5%	13.7%	12.7%	14.0%	13.5%	0.3%
Nutrition & Health	11.5%	12.0%	10.9%	10.3%	8.9%	11.1%	10.5%	10.8%	8.8%	10.0%	9.3%	7.1%	8.8%	7.9%	2.6%	7.3%	11.9%	9.8%	3.1%
Performance Chemicals	6.4%	3.6%	9.5%	14.1%	14.5%	15.1%	13.7%	12.9%	13.6%	13.6%	10.6%	14.6%	15.6%	24.5%	12.8%	23.2%	30.0%	29.8%	26.8%
Performance Materials	22.9%	22.6%	23.2%	25.9%	17.9%	23.8%	42.0%	19.1%	20.3%	18.3%	22.9%	20.6%	19.1%	17.3%	17.8%	14.4%	20.0%	17.1%	15.7%
Safety & Protection	26.8%	33.3%	20.2%	19.0%	19.9%	20.6%	17.3%	18.5%	17.9%	21.8%	17.4%	16.9%	15.2%	14.7%	13.5%	9.9%	18.4%	16.9%	16.8%
TOTAL SEGMENT PTOI MARGIN %	20.0%	18.9%	21.0%	18.2%	16.5%	12.2%	20.0%	22.0%	14.9%	7.8%	9.5%	17.9%	21.4%	15.3%	7.1%	6.2%	19.6%	23.5%	17.3%
SEGMENT OPERATING EARNINGS MARGIN % (Operating Earnings / Segment Sales) (1)																			
Agriculture	26.8%	24.2%	28.9%	20.8%	7.4%	-3.5%	23.1%	32.8%	21.2%	4.9%	-3.8%	25.9%	32.5%	20.5%	-5.0%	-4.9%	28.0%	32.8%	19.5%
Electronics & Communications	16.9%	17.4%	16.3%	14.8%	16.9%	15.1%	14.4%	12.9%	13.1%	14.5%	15.2%	14.5%	8.0%	9.6%	6.9%	9.6%	12.5%	8.7%	13.8%
Industrial Biosciences	18.5%	17.4%	19.6%	16.8%	15.2%	14.8%	18.6%	18.6%	13.8%	12.3%	14.8%	14.1%	14.2%	13.7%	13.7%	13.7%	14.0%	13.5%	11.5%
Nutrition & Health	11.7%	12.5%	10.9%	10.8%	9.7%	11.1%	11.3%	10.8%	8.6%	9.3%	9.3%	7.1%	8.8%	9.3%	6.8%	8.8%	11.9%	9.8%	8.2%
Performance Chemicals	8.4%	7.5%	9.5%	14.4%	14.6%	15.1%	14.8%	12.9%	14.6%	13.8%	14.7%	14.6%	15.6%	25.0%	14.8%	23.4%	30.0%	29.8%	26.8%
Performance Materials	23.0%	22.8%	23.2%	21.2%	22.7%	23.8%	19.2%	19.1%	20.5%	19.3%	22.9%	20.6%	19.1%	19.0%	18.0%	20.9%	20.0%	17.1%	15.0%
Safety & Protection	20.7%	21.1%	20.2%	20.4%	22.2%	20.6%	20.3%	18.5%	17.8%	21.4%	17.4%	16.9%	15.2%	16.2%	13.8%	15.7%	18.4%	16.9%	16.8%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	19.7%	18.3%	21.0%	17.0%	13.6%	12.2%	18.1%	22.0%	16.4%	12.0%	10.9%	18.7%	21.7%	17.8%	8.3%	12.3%	22.4%	24.0%	18.5%

(1) Segment PTOI / Operating Earnings margin %'s for Other (which includes the previous Pharmaceuticals segment) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 34 7/28/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

Reconciliation of Performance Chemicals Segment Pre-tax Operating Income (GAAP) to Operating Earnings (Non-GAAP):	Year 2015	2Q15	1Q15
Performance Chemicals Segment Pre-tax Operating Income (GAAP)	183	54	129
Segment significant items benefit (expense) [(1)]	59	59	-
Performance Chemicals Segment Operating Earnings (Non-GAAP)	242	113	129
Reconciliation of Performance Chemicals Segment Operating Earnings (Non-GAAP) to Income from Discontinued Operation before taxes (GAAP):			
Discontinued Operation - Adjustments:			
Legal and environmental costs	(29)	(12)	(17)
Corporate costs	36	15	21
Other adjustments	(36)	(11)	(25)
Discontinued Operation - Operating Earnings (Non-GAAP)	213	105	108
Separation transaction costs [(2)]	(183)	(114)	(69)
Non-operating pension/OPEB benefit (costs)	20	9	11
Segment significant items benefit (expense) [(1)]	(59)	(59)	-
Income from Discontinued Operation before income taxes (GAAP)	(9)	(59)	50

Reconciliation of Operating EPS including Discontinued Operation to EPS from Continuing Operations(GAAP):	Year 2015	2Q15	1Q15
Operating EPS (including Discontinued Operation) (Non-GAAP)	2.52	1.18	1.34
Discontinued Operation - Operating Earnings (Non-GAAP)	(0.17)	(0.09)	(0.08)
Operating EPS (excluding Discontinued Operation) (Non-GAAP)	2.35	1.09	1.26
Significant Items	(0.02)	0.04	(0.06)
Non-Operating Pension & OPEB costs	(0.16)	(0.07)	(0.09)
EPS from Continuing Operations (GAAP)	2.17	1.06	1.11

(1) The data provides a historical display of significant items included in our Quarterly Earnings Release financials.
(2) Separation transaction costs were previously included within Corporate significant items in our Quarterly Earnings Release financials.

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 35 7/28/2015

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 36 7/28/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Reconciliation of Segment Operating Earnings excluding the impact of currency (Non-GAAP) Three months ended June 30, 2014 Segment Operating Earnings Segment Operating Earnings Impact of Currency Segment Operating Earnings excluding currency % Change Agriculture $ 836 778$ (84)$ 862$ 3% Electronics & Communications 89 93 (3) 96 8% Industrial Biosciences 59 50 (6) 56 -5% Nutrition & Health 105 103 (12) 115 10% Performance Chemicals 251 113 (43) 156 -38% Performance Materials 303 311 (42) 353 17% Safety & Protection 209 195 (20) 215 3% Other (82) (57) — (57) -30% Total Segment Operating Earnings 1,770$ 1,586$ (210)$ 1,796$ 1% Three months ended June 30, 2015 Segment operating earnings excluding the impact of currency assumes current operating earnings results using foreign currency exchange rates in effect for the comparable prior-year period. OPERATING EARNINGS EXCLUDING IMPACT OF CURRENCY (UNAUDITED) (dollars in millions)

2Q15 Supplemental Financial Data and Non-GAAP Reconciliations 37 7/28/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2015 2014 2015 Outlook1 2014 Actual1 Effective income tax rate 19.6% 25.4% 31.0% 27.1% Significant items effect and non-operating pension/OPEB costs effect (0.1%) (1.1%) (5.2%) (1.7%) 19.5% 24.3% 25.8% 25.4% Exchange gains (losses) effect2 2.6% (1.0%) (3.8%) (8.0%) Base income tax rate from continuing operations 22.1% 23.3% 22.0% 17.4% (1) Represents the company's anticipated full year tax rates for 2015 and the actual full year tax rates for 2014, each on a continuing operations basis excluding Performance Chemicals. (2) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs Three months ended June 30, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year ended December 31,

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